EX-99.b


                                                                       EXHIBIT B

           INFORMATION WITH RESPECT TO DIRECTORS OF GRAND SLAM CAPITAL
                               MASTER FUND, LTD.



NAME AND ADDRESS    POSITION WITH GRAND SLAM   PRINCIPAL OCCUPATION           CITIZENSHIP
                    CAPITAL MASTER, LTD.

Mitchell Sacks(1)   Director                   Managing Grand Slam Asset      USA
                                               Management, LLC and Grand
                                               Slam General Partners

Martin Lang(2)      Director                   Employed by International      Cayman Islands
                                               Management Services

Ian Goodall(2)      Director                   Employed by International      Cayman Islands
                                               Management Services



1. The business address of Mitchell Sacks is c/o Grand Slam General Partners, LLC, One Bridge Plaza, Fort Lee, New Jersey 07024.

2. The business address of the named individuals is c/o International Management Services Limited, 4th Floor, Harbour Centre, George Town, Cayman Islands.

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